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                                                                     EXHIBIT 5.1

                                 April 15, 1999


GST Telecommunications, Inc.
4001 Main Street
Vancouver, WA  98663

      RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about April 15, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of your Common Stock reserved for issuance under the 1999 Stock Plan (the "1999 Plan"), 600,000 shares of your Common Stock reserved for issuance under the Amended and Restated 1996 Employee Stock Purchase Plan (the "Purchase Plan"), and 150,000 shares of your Common Stock reserved for issuance under the 1999 Supplemental Employee Stock Purchase Plan (the "Supplemental Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the 1999 Plan, Purchase Plan and Supplemental Plan.

         It is our opinion that, when issued and sold in the manner referred to in the 1999 Plan, Purchase Plan and Supplemental Plan and pursuant to the agreements which accompany such plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati